Exhibit 99.1

KAMBIZ HOOSHMAND JOINS INFINERA BOARD,

SUCCEEDING ALEXANDRE BALKANSKI

Sunnyvale, CA – December 15, 2009 – Infinera (Nasdaq: INFN) announced today that Kambiz Hooshmand, a veteran with 25 years of experience in the communications, networking, semiconductor and telecom industries, has joined the Infinera board of directors. Mr. Hooshmand succeeds Alexandre Balkanski Ph.D., who is resigning from the board after serving since 2001.

“We are grateful to Alex Balkanski for his service as a board member practically since the inception of Infinera,” said Jagdeep Singh, chairman, co-founder and chief executive officer of Infinera. “His vision, counsel and experience have been invaluable as we have grown Infinera from startup to a publicly-owned and leading optical transport company.”

Mr. Hooshmand brings considerable strategic and operating experience to Infinera’s board as the company continues to broaden its product offerings and global reach in the optical networking industry He was recently CEO and president of Applied Micro (“AMCC”) where he helped launch the company into the 10G Ethernet & optical transport networks markets and helped significantly increase AMCC revenues. During this tenure, AMCC became a recognized leader in the emerging data center application market.

Prior to joining AMCC in 2005, Mr. Hooshmand was with Cisco Systems, Inc. for nine years, most recently as general manager & group vice president for optical & broadband. Earlier, Mr. Hooshmand was with StrataCom and Rolm Corporation. Mr. Hooshmand has a M.S. in Engineering Management from Stanford University.

“I’m very pleased to join the board of Infinera,” said Mr. Hooshmand. “Infinera has pioneered exciting and innovative technologies and I look forward to participating in the company’s future growth and development.”

“We are pleased to welcome Kambiz to our board,” said Infinera Chief Operating Officer Tom Fallon. “He brings valuable experience with technologies and markets that will serve us well as we continue to grow our business.” A member of the board, Tom Fallon will assume the role of Infinera CEO on January 1, 2010.

For media and analysts:

Media: Jeff Ferry Tel. (408) 572-5213 jferry@infinera.com	Investors: Bob Blair Tel. (408) 716-4879 bblair@infinera.com

About Infinera

Infinera provides Digital Optical Networking systems to telecommunications carriers worldwide. Infinera’s systems are unique in their use of a breakthrough semiconductor technology: the photonic integrated circuit (PIC). Infinera’s systems and PIC technology are designed to provide customers with simpler and more flexible engineering and operations, faster time-to-service, and the ability to rapidly deliver differentiated services without reengineering their optical infrastructure. For more information, please visit http://www.infinera.com/.

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Infinera as of the date hereof; and actual results could differ materially from those stated or implied, due to risks and uncertainties. Forward-looking statements include statements regarding Infinera’s expectations, beliefs, intentions or strategies regarding the future, including statements about the company’s products and technologies. Such forward-looking statements can be identified by forward-looking words such as “anticipated,” “believed,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include aggressive business tactics by our competitors, our dependence on a single product, our ability to protect our intellectual property, claims by others that we infringe their intellectual property, our manufacturing process is very complex, product performance problems we may encounter, our dependence on sole or limited source suppliers, our ability to respond to rapid technological changes, our ability to maintain effective internal controls, the ability of our contract manufacturers to perform as we expect, a new technology being developed that replaces the PIC as the dominant technology in optical networks, general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks that may impact Infinera’s business are set forth in our annual report Form 10-K, which was filed with the SEC on February 17, 2009, as well as subsequent reports filed with or furnished to the Securities and Exchange Commission. These statements are based on information available to us as of the date hereof and we disclaim any obligation to update the forward-looking statements included in this press release, whether as a result of new information, future events or otherwise.

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